Exhibit 10.6
[LOGO]
                                                               TELUS Agreement #
                       INTERNETWORKING SERVICES AGREEMENT

BETWEEN:
                              STRATABASE.COM INC.
               (referred to in this Agreement as the "Customer")
AND:
                         TELUS Advanced Communications,
                   A division of TELUS Advanced Services Inc.
                   (referred to in this Agreement as "TELUS")

                          Background to the Agreement

TELUS is a provider of a wide range of internetworking services. The Customer has determined that it wishes to acquire certain internetworking services from TELUS. The purpose of this document is to create a framework for the Customer to acquire internetworking services from TELUS, and to establish the terms and conditions under which such internetworking services are to be provided.

1.0  COMPOSITION OF AGREEMENT

1.1  This Agreement is composed of:
     (a) the document titled "Internetworking Service Agreement";
     (b) the document titled "General Terms of Service"; and
     (c) all Service Orders issued pursuant to Section 3.0 herein.

1.2 The aforementioned documents are incorporated by reference into this document and make up the entire agreement (the "Agreement") between TELUS and the Customer and replace any prior oral or written communications. In the event of a conflict or inconsistency between the terms between any documents making up this Agreement, the terms contained in the General Terms of Service shall prevail.

2.0  TERMS OF AGREEMENT

2.1 This Agreement shall commence on DATE (the "Effective Date") and continue in full force and effect for a period ending on the latest of:
     (a) NUMBER months from the Effective Date; or
     (b) the latest date of expiration or termination any Service Order Term (as hereinafter defined).

3.0  SERVICE ORDER PROCESS

3.1 The Customer may acquire Services from TELUS by using Service Orders. Each Service Order shall be prepared by TELUS, in TELUS standard form, and be composed of the following elements:
     (a) Service Description (which includes any applicable Service Level Agreements);
     (b) Customer Particulars Exhibit (which includes pricing, length of term and locations); and
     (c) Service Specific Terms and Conditions.

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3.2  Each Service Order must be executed by both TELUS and the Customer prior to becoming effective. Upon being executed by both TELUS and the Customer, the Service Order shall become effective and shall be marked sequentially with the first Service Order issued under this Agreement being numbered as 1, the second being number as 2 and so forth. Each effective Service Order shall form part of this Agreement and be governed by the terms and conditions contained herein.

4.0  CORRESPONDENCE

4.1 All correspondence necessary under this Agreement shall be delivered to the following addresses:

TO: TELUS: 2200-4720 Kingsway, Burnaby, British Columbia, V5H 4N2

TO: STRATABASE.COM INC.: 101 34595 3rd Avenue, Abbotsford, BC V2S 8B7

4.2 Any correspondence, if delivered personally or by facsimile, will be deemed to have been received the same day, or if sent by mail, will be deemed to have been received four (4) days (excluding Saturday, Sunday and statutory holidays) after the date of mailing.

EXECUTION OF AGREEMENT

Each of the parties has caused this Agreement to be signed by their respective authorized representatives.

TELUS Advanced Communications,               STRATABASE.COM INC.
A division of TELUS Services Inc.

Per: ________________________                Per: ________________________

_____________________________                _____________________________
(Printed Name)                               (Printed Name)

_____________________________                _____________________________
(Title)                                      (Title)

_____________________________                _____________________________
(Date)                                       (Date)

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                            GENERAL TERMS OF SERVICE

1.0  SERVICES

1.1 TELUS will provide the Customer with the internetworking services ("Services") specified in the Service Order.

1.2 These General Terms of Service apply to all Services provided by TELUS to the Customer pursuant to the Agreement.

1.3 Where a Service Order contains terms and conditions, those Service Order terms and conditions shall apply only to those Services to which the Service Order relates and shall be deemed to be supplemental to these General Terms of Service.

1.4 All Service Orders are subject to credit validation by TELUS. TELUS shall have a period of 14 days, following the date upon which the Service Order is executed by TELUS, to satisfy itself as to the credit worthiness of the Customer. If TELUS identifies the Customer as an unacceptable credit risk then TELUS may terminate the Service Order upon providing written notice to the Customer. If TELUS fails to provide the Customer with such notice terminating the Service Order within the aforementioned 14 day period, then the Service Order shall be deemed to have been accepted by TELUS. The provisions of this paragraph are for the sole benefit of TELUS and may be waived by TELUS in its sole discretion.

2.0  TERMS OF SERVICES

2.1 Each Service Order shall specify the minimum number of months (the "Minimum Commitment") over which Services are to be provided. The Service Order shall commence upon installation of the first Customer site to be installed pursuant to a Service Order. The Minimum Commitment shall be calculated starting from the date the last Customer site to be installed pursuant to a Service Order is installed. The term of the Service Order (the "Service Order Term") shall be the aggregate of the Minimum Commitment and the period of time between the date the first Customer site was installed and the date when the last Customer site is installed.

2.2 Unless either party provides notice to the contrary not less than 60 days prior to the end of the Service Order Term, each Service Order shall automatically renew itself for successive further terms, each equal to the original Minimum Commitment. Such renewal shall be on the same terms and conditions as set forth in the Service Order, including pricing.

3.0  OBLIGATIONS OF TELUS

3.1 TELUS is responsible for providing the Services, as described in its Service Description, by qualified personnel in a professional manner. TELUS DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY, DURABILITY AND FITNESS FOR A PARTICULAR, OR ANY, PURPOSE AND THE SERVICES ARE PROVIDED ON AN AS IS AND AS AVAILABLE BASIS.

3.2 TELUS will provide the Customer with a copy of its Service Level Commitments upon request. TELUS shall use every reasonable effort to provide the Services in accordance with the Service Level Commitments which outline the processes under which, in the ordinary course of business, Services will be provisioned and administered to the Customer. The Service Level Commitments are intended solely as guidelines and objectives and failure to achieve same shall not constitute a breach of this Agreement or any Service Order. In the event that TELUS fails to achieve a Service Level Commitment, TELUS shall, upon request by the Customer, investigate the failure and advise the Customer of what actions, if any, TELUS will undertake to minimize such failures in the future. This constitutes the Customer's sole recourse for any failure to achieve Service Level Commitments.

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3.3  Some Services may be subject to Service Levels Agreements. Service Level
     Agreements, if any, will be specified and contained in each Service Order. Service Levels are calculated on a per Service monthly basis, under the applicable Service Order. Failure to achieve a Service Level will result in the award of Service Level Credits to the Customer, as calculated in the Service Level Credits Exhibit accompanying the Service Level Agreement. Service Level Credits may only be applied against the Service, under the specific Service Order, which gave rise to the Service Level Credit. Failure to attain Service Levels, as stated in a Service Level Agreement, shall not constitute a breach of this Agreement or any Service Orders, and the award of Service Level Credits are the Customer's sole remedy for any such failure to attain Service Levels.

3.4  TELUS shall not be responsible for any failure to achieve Service Levels:
     (a) caused by components in the network which are not TELUS' responsibility;
     (b) caused by the Customer;
     (c) during periods of scheduled maintenance by TELUS; or
     (d) resulting from any event of force majeure.

4.0  OBLIGATIONS OF CUSTOMER

4.1 The Customer is responsible for, and shall indemnify TELUS against all damages, costs and legal fees arising from:
     (a) the manner in which the Services are used;
     (b) the Customer's data, computer network and other facilities;
     (c) the Customer's choice of equipment, software and online content; and
     (d) all other matters related to how the Customer uses the Services.

     Without in any way limiting the generality of the foregoing, the Customer shall at all times ensure that the Services are used in compliance with TELUS' acceptable use policy and IP address policy located at www.fac.telus.com/aup, as amended from time to time by TELUS.

4.2 Unless expressly permitted by TELUS, the Customer shall not resell the Services, or access to Services, directly or indirectly to third parties. Should TELUS permit such resale to or access by third parties the Customer shall be responsible for all such third party use or access and shall indemnify TELUS against all damages, costs and legal fees incurred by TELUS from any claim arising from third party use of or access to the Services.

4.3 The Customer has sole responsibility for obtaining, installing and maintaining all equipment, software and communications services necessary for interconnection to TELUS' CIU or otherwise for use in conjunction with any of the Services. The Customer will have sole responsibility for ensuring that such equipment, software and communications services are compatible with TELUS' CIU and that they continue to be compatible with any modifications to the Services by TELUS from time to time.

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5.0  PAYMENT TERMS

5.1 The Customer shall pay TELUS, for the Services, the amounts specified in each Service Order. The Customer will be charged for Services on a per site basis, commencing on the installation of each site requested in a Service Order.

5.2 Unless otherwise stated in a Service Order, TELUS shall invoice Customer on a monthly basis the amounts set out in each Service Order. Where such amounts include fees payable on a monthly basis, any partial months shall be invoiced on a prorated basis.

5.3 Payment shall be paid to TELUS within 30 days of invoice date to the correspondence address for TELUS specified in this Agreement.

5.4 Interest on all amounts overdue under this Agreement shall be paid at the simple interest rate of one and one half percent (1.5%) per month (eighteen percent [18%] per annum).

5.5 The fees specified in a Service Order are net of tax. The Customer shall pay all taxes, assessments and government charges including but not limited to Goods and Services Tax and any other applicable tax in connection with the supply or use of the Services, except taxes on the income of TELUS.

5.6 TELUS reserves the right to terminate or suspend any Services in the event that the Customer fails to pay invoiced amounts when due.

5.7 Unless there has been Customer deception with regard to a charge, the Customer is not responsible for paying a previously unbilled or underbilled charge, except where:
     (a) in the case of a recurring or usage based charge, it is correctly billed within a period of one year from the date it was incurred; or
     (b) in the case of any other charges, it is correctly billed within a period of 150 days from the date it was incurred.

6.0  INTELLECTUAL PROPERTY

6.1 TELUS agrees to indemnify, defend and save harmless Customer from and against any claims made upon Customer by any third party, in the event that the use of Services by Customer, as contemplated in this Agreement, infringes a third party's lawful rights in any valid patent, copyright, trade secret, or other proprietary interest enforceable in Canada provided that:
     (a) TELUS shall have sole conduct of the proceedings;
     (b) Customer has promptly notified TELUS of all such claims and has not made any admissions in respect of them;
     (c) Customer provides TELUS with reasonable assistance and authority in connection with such claims; and
     (d) TELUS may, in its discretion and at its expense either procure for Customer the right to continue to use the infringing item and/or modify or replace the infringing item or, if neither option is commercially practicable, remove the infringing item from the Services.

6.2 The indemnity set forth in this section shall not apply to the extent that any infringement is caused or contributed to by Customer's or the Customer's client(s) combination, operation or use of the Services with any other devices, data or programs not furnished by TELUS, or any modification by Customer or the Customer's client(s) of the Services that has not been authorized in writing by Supplier.

7.0  CONFIDENTIALITY

7.1 The terms of this Agreement are confidential and neither TELUS nor the Customer may disclose to any party during the Term, or during the three (3) year period after expiration or termination of this Agreement, any of the terms and conditions of this Agreement.

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8.0  SERVICE FACILITIES

8.1 The Services may require the installation by TELUS of hardware and software (collectively "Service Facilities"), including but not limited to inside wiring, which terminates on a TELUS supplied Customer Interface Unit ("CIU"). The CIU will be equipped with a LAN interface port (the "Service Demarcation") which is used by the Customer to connect the Customer's network to the TELUS CIU.

8.2 TELUS shall be responsible for installing and maintaining the Service Facilities required to provide Services to the legal boundary of the properties upon which the CIU's are to be located. Customer shall be responsible for obtaining at its sole cost all rights-of-way, permissions and/or third party consents required to permit Supplier to install and maintain the Service Facilities from such legal boundary to the CIU. Without in any way limiting the generality of the foregoing, the Customer shall be responsible for satisfying all requirements imposed by a building's design or by building management as it applies to Service installation or the Service Facilities. This includes any additional fees, conduit installation, design submissions, and installation approvals.

8.3 In the event that Service Facilities include software (whether imbedded in hardware as firmware or otherwise) the Customer agrees to:
     (a) use such software in accordance with its accompanying documentation, if any, and to use such software only in conjunction with the Services;
     (b) not reproduce, reverse engineer, disassemble, decompile, modify, adapt, translate, create derivative works from, or transfer or transmit the Software in any form or in any means;
     (c) abide by the terms and conditions of any license accompanying the software.

8.3 Any Service Facilities used by TELUS to deliver Services to the CIU are, and shall remain, the sole property of TELUS and TELUS shall at all times retain a security interest in such Service Facilities and the Customer shall, at all times, grant TELUS access to such Service Facilities installed on the Customer Premises.

8.4 The Customer is responsible for the care and protection of any Service Facilities installed on the Customer's premises. The Customer is liable to TELUS for all loss or damage, other than ordinary wear and tear, to Service Facilities installed on the Customer's premises.

8.5 The Customer shall, at its sole cost, undertake all necessary preparations required to comply with TELUS' reasonable Service Facilities installation instructions. The Customer is responsible for any additional installation costs incurred by TELUS as a result of the Customer's failure to comply with such instructions.

9.0  LIMITATIONS OF LIABILITY

9.1 EXCEPT FOR THE OBLIGATIONS OF INDEMNITY CONTAINED IN THIS AGREEMENT, NEITHER PARTY (NOR ITS SUPPLIERS OR CUSTOMERS) SHALL BE LIABLE TO THE OTHER PARTY FOR PUNITIVE, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES INCLUDING WITHOUT LIMITATION, LOST PROFITS OR LOSS OR DAMAGE TO DATA, ARISING OUT OF THE USE OR INABILITY TO USE SERVICES, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.2 TELUS' AGGREGATE LIABILITY TO THE CUSTOMER RELATING TO OR ARISING OUT OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED
     (a) THE TOTAL AMOUNTS PAID TO TELUS BY THE CUSTOMER FOR THE SERVICE IN QUESTION, DURING THE ONE-YEAR PERIOD IMMEDIATELY PRECEDING THE EVENT WHICH GAVE RISE TO THE CLAIMS OR (b) $100,000, WHICHEVER IS LESS.

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10.0 DISPUTE RESOLUTION

10.1 The parties agree to attempt to resolve any disputes arising from this Agreement using the dispute resolution process set forth in this Agreement.

10.2 A representative of TELUS and a representative of the Customer shall meet as soon as is reasonably possible to attempt to resolve the dispute.

10.3 In the event that the TELUS representative and the Customer's representative are not able to resolve the dispute within a time period satisfactory to the party raising the dispute, then either party may require that each side summarize their respective positions in writing, on a without prejudice basis, and then submit their respective written positions to senior management for dispute resolution.

10.4 TELUS' and the Customer's senior management, shall review the written positions and meet as soon as is reasonably possible to attempt to resolve the dispute. In the event that TELUS' and the Customer's senior management are not able to resolve the dispute after meeting, then, upon the consent of both parties, the dispute may be settled by arbitration in accordance with the arbitration legislation in force in the Province specified in TELUS' address for service under clause 4.1 of document titled "Internetworking Service Agreement' by one arbitrator appointed in accordance with such legislation. The arbitrator shall sit in the city specified in TELUS' address for service under clause 4.1 of document titled "Internetworking Service Agreement". In the event that the parties decline to proceed to arbitration, each party shall be at liberty to exercise any and all rights available to it whether in law or equity.

11.0 SERVICE SUSPENSION

11.1 If the Customer fails to comply with any of its obligations under this Agreement, TELUS may terminate, restrict or suspend Services to the Customer if the Customer fails to cure such breach within three (3) days after receiving notice thereof from TELUS, provided however that TELUS may immediately terminate, restrict and/or suspend Service without notice:
     (a) in order to prevent damage or degradation to TELUS network which may be caused by the Customer or anyone using the Customer's access;
     (b) the comply with any law, regulation, court order or other governmental request or order;
     (c) for a violation of TELUS' Acceptable Use Policy; or
     (d) for other behavior that in TELUS' sole discretion may be deemed to be illegal or otherwise necessary to protect TELUS from legal liability.

11.2 The rights of suspension set forth in this Agreement are in addition to any other remedies available to TELUS for such breach or default.

12.0 TERMINATION

12.1 Each Service Order shall remain in effect for the Service Order Term specified therein unless renewed or terminated in accordance with the terms of this Agreement.

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12.2 Either party may terminate this Agreement, and all Service Orders, immediately upon an occurrence of the following:
     (a) the other party becoming insolvent or bankrupt;
     (b) the other party making an assignment for the benefit of creditors;
     (c) the other party appointing a receiver or trustee in bankruptcy; or
     (d) upon any proceeding in bankruptcy, receivership or liquidation being instituted against a party and continuing for 30 days without being dismissed.

12.3 Either party may terminate a Service Order, immediately upon a material default of such Service Order, or upon a material breach of any term of this Agreement relating to such Service Order. In the event of a material default, the defaulting party shall have a period of 30 days, following notice of default from the non-defaulting party, to remedy said default to the reasonable satisfaction of the non-defaulting party.

12.4 The Customer may terminate any Service Order upon 30 days notice to TELUS.

12.5 In the event that a Service Order is terminated by TELUS pursuant to clause
     12.2 or 12.3, or by the Customer pursuant to clause 12.4, the Customer shall pay to TELUS, as liquidated damages, a termination fee equal to:
     (a) all related monthly charges for the entire Minimum Commitment of each terminated Service Order if the Service Order is terminated prior to the installation of the first Customer site to be installed pursuant to a Service Order; or
     (b) all related monthly charges for the entire remaining Minimum Commitment of each terminated Service Order if the Service Order is terminated during the first 12 months of the Minimum Commitment; or
     (c) 75% percent of all related monthly charges for the entire remaining Minimum Commitment of each terminated Service Order if the Service Order is terminated between the 13th to 24th month of the Minimum Commitment; or
     (d) 50% percent of all related monthly charges for the entire remaining Minimum Commitment of each terminated Service Order if the Service Order is terminated between the 25th to 36th month of the Minimum Commitment; or
     (e) 25% percent of all related monthly charges for the entire remaining Minimum Commitment of each terminated Service Order if the Service Order is terminated on or after the 37th month of the Minimum Commitment.

     The Customer acknowledges that the termination fee is a pre-estimate of the damage which may be suffered by TELUS as a result of the Customer's termination of each Service Order and is not in any way a penalty.

12.6 The Customer shall have the option to adopt new technologies, pricing and services offered by TELUS during the term of the Agreement. In the event that adopting such new technologies, pricing or services results in the termination of any Service provided under this Agreement, the termination for convenience fee referenced in clause 12.5 of this Agreement shall be waived, provided that:
     (a) the Customer adopts the new technologies, pricing or services for a period of time that is equal to or longer than the remaining term of terminated Services; and
     (b) the monthly charges for the new technologies, pricing or services are equal to or greater than that payable for the terminated Services.

13.0 GENERAL PROVISIONS

13.1 The headings in this Agreement are solely for convenience of reference and do not affect the interpretation thereof or define, limit or construe the contents of any provision of this Agreement.

13.2 Nothing in this Agreement will be construed as establishing or implying any partnership between the parties and except as expressly set out in this Agreement nothing in this Agreement will be deemed to constitute either of the parties as the agent of the other party or authorize either party to incur any expenses on behalf of the other party or to commit the other party in any way whatsoever, without obtaining the other party's prior written consent.

13.3 This Agreement forms the entire agreement between the parties concerning the subject matter hereof and supersedes all prior written and oral agreements between the parties. Any modification of this Agreement shall not be valid unless reduced to writing and agreed to by both parties.

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13.4 No remedy conferred upon or reserved in favor of a party shall exclude any other remedy herein or existing at law or in equity or by statute, but each shall be cumulative and in addition to every other remedy given hereunder or now hereafter existing.

13.5 Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions or affecting the validity or unenforceability of such provision in any other jurisdiction.

13.6 This Agreement shall be binding upon and inure to the benefit of each party and their respective successors and permitted assigns. This Agreement shall not be assigned in whole or in part by either party without the prior written consent of the other party, provided that this Agreement may be assigned without consent, by TELUS to any affiliate, as defined under the Canada Business Corporations Act. Any permitted assignment requiring consent shall be conditional upon the assigning party providing to the other party a true copy of the assignment agreement, and an agreement and undertaking from the assignee to be directly bound by the provisions of this Agreement and not to further assign its rights hereunder without complying with the provisions herein contained.

13.7 Notwithstanding any other provision of this Agreement, if by reason of Force Majeure, any party is wholly or partly unable to perform certain of its obligations under this Agreement, it shall be relieved of those obligations to the extent, and for the period, that it is affected by Force Majeure, provided that the affected party gives the other party prompt notice of such inability and nature, cause and expected duration of the Force Majeure. The party affected by Force Majeure shall use all reasonable efforts to remedy the situation and remove, so far as possible and with reasonable dispatch, the cause of its inability to perform, provided that there shall be no obligation on a party so affected to settle labor disputes or to test or to refrain from testing the validity of any order, regulation or law in any court having jurisdiction. "Force Majeure" means an event, the cause of which is beyond the reasonable control of the party affected thereby and which could not reasonably have been foreseen and provided against, including, without limitation, acts of God, strikes, lock-outs or other labor or industrial disturbances, accidents, fires, explosions, weather conditions materially preventing or impairing work, inability to secure fuel, power, materials, contractors or labor, mechanical breakdown, failure of equipment or machinery, delays in transporation, wars, civil commotion, riot, sabotage, applicable legislation and regulations thereunder, interruptions by government or court orders and future orders (lawful or otherwise) of any regulatory body of competent jurisdiction but shall not include financial difficulty.

13.8 No indulgence or forbearance by any party hereunder shall be deemed to constitute a waiver of its rights to insist on performance in full and in a timely manner of all covenants of the other party hereunder and any such waiver, in order to be binding upon a party, must be express and in writing and signed by such party and then such waiver shall be effective only in the specific instance and for the purpose for which it is given. No waiver of any term, condition or covenant by any party shall be deemed to be a waiver by such party of its rights to require full and timely compliance with the same term, condition or covenant thereafter, or with any other term, covenant or condition of this Agreement at any time.

13.9 The Customer authorizes TELUS, its subsidiaries and affiliates, and/or their respective agents to disclose, share and/or exchange information that they have about the Customer for the purposes of assessing the Customer's creditworthiness and for marketing, promoting, selling or providing TELUS products and services, including products and services provided by third parties in association with TELUS.

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13.10 The terms of this Agreement which, by their nature, extend beyond the term of this Agreement shall survive any termination or expiration of this Agreement.

13.11 Each party has full power and authority to enter into and perform this Agreement and the person signing this Agreement on behalf of each party has been properly authorized and empowered to enter into this Agreement. Each party further acknowledges that it has read this Agreement, understands it, and agrees to be bound by it.

13.12 This Agreement may be executed in any number of counterparts which may be exchanged by facsimile, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

13.13 Each party shall bear its own costs incurred in connection with the preparation and negotiation of this Agreement. In the event it is necessary for a party to seek a determination or enforcement of its rights under this Agreement in any court of competent jurisdiction, the prevailing party shall be entitled to recover, in addition to any and all other remedies awarded by such court, its reasonable legal fees and court costs, including such fees and costs on appeal.

13.14 This Agreement shall be governed and interpreted according to the laws of the Province specified in TELUS' address for service under clause 4.1 of document titled "Internetworking Service Agreement". Venue and jurisdiction shall be in such Province.

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V-Signature
-----------

Agreed to:                         Agreed to:
TELUS Advanced Communications,     STRATABASE.COM INC.
A division of TELUS Services Inc.

Per:                               Per:

Printed Name:                      Printed Name:

Title:                             Title:

Date:                              Date:

                                       12
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                                                                    Exhibit 10.7

MULTIPLE LISTING SERVICE OF THE                             INTERIM LEASE
FRASER VALLEY REAL ESTATE BOARD                               AGREEMENT
15483-104TH AVE., P.O. BOX 99, SURREY, B.C. V3T 4W4

                                                         Date: November 20, 2000

I/We Stratabase, Inc.
of 34314 Marshall - Unit #203
(address)

hereinafter referred to as the Lessee, hereby offer to lease from the Lessor, the premises described below on the following terms and conditions:

1. Civic Address: #101-34595 3rd Ave., Abbotsford
   Legal Description: PID 017-983-304
   Parcel A, Part SW 1/4, Sec. 2 TSP 16 D31 PL.LMP06472
   Further Description: As per Schedule "A" Approximately 2,083 sq. ft.

2. Term of Lease: 2 yrs. ______ mths. ______________ from 1 Feb., 2001 to 31
   Jan. 2003.
   Date of Occupancy: 15th January 2001 with rental commencing 1st February 2001

3. Rent: $2,247.05 (basic rent sign + sec. + GST) per month payable in advance on the first day of each month.
   Rental Rate to be renegotiated after the 1 Year 8 Months month/year at the then current market rate, or set at ___________________________________________________________________
   Failing agreement between Lessor and Lessee, lease rate shall be settled in accordance with the Arbitration Act of British Columbia but shall not be less than previous rate.

4. Deposit: $4,494.10 (basic rent, sign + sec. + GST x 2) paid herewith to Century 21 Ace Agencies Ltd. in trust. Said deposit is refundable in full if this offer is not accepted. Upon acceptance, said deposit to be retained and applied on account of rent for the period of 1st Feb - 28 Feb. 2001 and 1st Jan. 2003 - 31 Jan. 2003

5. Additional Expenses: Lessee shall pay as they become due the following items marked X. Where not separately billed, Lessee shall pay the proportionate share the demised premises bear to the total rental area of the building.

   City Property Tax       [x] Lessor     Water Rates            [x] Lessor     Management Fee       [x] Lessor
   Heat & Air Conditioning [x] Lessor     Structural Maintenance [x] Lessor     Building Maintenance [x] Lessor
   Building Insurance      [x] Lessor     Light & Power          [x] Tenant     Replacement of
   Janitor Service         [x] Lessor     Parking ________ cars at              Fluorescent Tubes    [x] Tenant
                                                  $_______ month [ ]

6. Use of Premises: Offices of Stratabase Inc. - Computer Software

7. Further Conditioning: 1) Conditional to Tolus being able to place telephone/computer lines into space.
   2) Lessee being allowed to place security bars on some windows and doors - as per security specialist recommendations.
   3) Confirming Unit #101 is self contained in terms of heating/AC.
   4) All window coverings and lighting fixtures to remain. (See page 2)

8. Upon acceptance of this agreement the Lessor shall, at Lessor's cost, provide an acceptable lease form including terms and conditions of this agreement and the lease shall be executed by the Lessor and Lessee prior to commencement of the term, or at such later date as the parties may agree.

9. This Interim Lease Agreement shall be open for acceptance up to ______ o'clock a.m./p.m. on ____________, 19___ and upon acceptance there shall be a binding Agreement to Lease on these terms and conditions.

RECEIPT FOR DEPOSIT: Listing Agent acknowledges receipt in trust of the deposit referred to in this Interim
Lease Agreement.

Per ________________________
                                    /s/ Trevor Newton
____________________________        _____________________________
                                    LESSEE'S NAME
/s/
____________________________        _____________________________
WITNESS                             SIGNATURE AND TITLE

/s/
____________________________        _____________________________
WITNESS                             SIGNATURE AND TITLE

ACCEPTANCE: The undersigned hereby accepts the above agreement and agrees to complete the lease on the terms and conditions herein set out.

The Lessor agrees to pay to Century 21 Ace a commission equal to the greater of 1 months rental or --% of the first year's rent and --% of the rent for the balance of the lease, plus applicable goods and services tax. Upon the date above set for occupancy or upon execution of this lease, whichever occurs first, said commission is then due and payable and may be deducted from the deposit with any remaining balance to be paid forthwith.

If the lease is not completed by the Lessor for any reason whatsoever, the Lessor shall pay the said commission forthwith after the date above set for occupancy, if the lease is not completed by the Lessee for any reason whasoever, the amount of the deposit paid under such option being thereby forfeited such commission shall be the lesser of the amount of such deposit, or the full rate of commission as herein provided.

In the event of an expansion by the Lessee during the first NA months of occupancy, the Lessor agrees to pay the said broker NA % of the annual rent for the term of the lease for the additional space leased.

If this Lease Agreement contains a privilege of renewal, or an option to purchase the premises of the entire property of which the premises form a part, the Lessor agrees to pay the said broker a commission of --% of the total purchase price of --% of the annual rent for the term of the lease reenewal upon the Lessee exercising such privilege or option.

DATE OF ACCEPTANCE: ________

LISTING BROKER: CENTURY 21 ACE
AGENCY LTD

Per ________________________
                                    /s/
____________________________        _____________________________
                                    LESSOR'S NAME
/s/
____________________________        _____________________________
WITNESS                             SIGNATURE AND TITLE

/s/
____________________________        _____________________________
WITNESS                             SIGNATURE AND TITLE

                                                               PAGE 2 OF 2 PAGES

MULTIPLE LISTING SERVICE OF THE                             MULTIPLE LISTING
FRASER VALLEY REAL ESTATE BOARD                             SERVICE
15483-104TH AVE., P.O. BOX 99, SURREY, B.C. V3T 4W4
                                                         M.L.S. NO. Exclusive

                                                         Date: November 21, 2000
RE: ADDRESS Unit #101 - 34595 3rd Ave. Abbotsford

FURTHER TO THE CONTRACT OF PURCHASE AND SALE DATED 21 November 2000

MADE BETWEEN George P. and Sandra J. Andreasen  AS LESSOR, AND

Stratabase Inc.  AS LESSEE AND COVERING

THE ABOVE MENTIONED PROPERTY, THE UNDERSIGNED HEREBY AGREE AS FOLLOWS:

THE AGENT WHO RECEIVES MONEY IN CONNECTION WITH THIS TRANSACTION IS AUTHORIZED TO PAY SUCH MONEY TO THE BUYER'S CONVEYANCER PROVIDED THAT SUCH MONEY IS TO BE HELD IN TRUST BY THE CONVEYANCER AS STAKEHOLDER PURSUANT TO THE PROVISIONS OF THE REAL ESTATE ACT PENDING THE COMPLETION OF THE TRANSACTION AND NOT ON BEHALF OF ANY OF THE PRINCIPALS TO THE TRANSACTION AND SHOULD THE SALE NOT COMPLETE, THE MONEY SHOULD BE RETURNED TO THE AGENT AS STAKEHOLDER.

 5) Parking is common area parking.

 6) Lessee to have use of storage on first story beside Lessee's exit door on first level.

 7) Lessee to have signage space pole sign at $25.00 per month and security also at $25.00 per month.

 8) Landlord to allow Lessee to add more circuits at Lessee's expenses if required.

 9) Lessee to touch up painted areas with paint supplied by landlord.

10) Lessee to allow landlord to check financial responsibility of the principals of Stratabase Inc. by way of credit checks and statements of earnings supplied by Lessee.

11) The parties to this agreement understand that Century 21 Ace Agencies Ltd. has recommended that they obtain advice from their legal counsel prior to signing this document. The parties further acknowledge that no information by Century 21 Ace Agencies Ltd. is contructed as expert legal or tax advice.

  /s/                                      /s/
X _________________________________      X _________________________________
  (WITNESS)                                (LESSOR)

  /s/                                      /s/
X _________________________________      X _________________________________
  (WITNESS)                                (LESSOR)

X _________________________________      X _________________________________
  (WITNESS)                                (LESSEE)

  /s/                                      /s/
X _________________________________      X _________________________________
  (WITNESS)                                (LESSEE)